SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
January 31, 2000

MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST

(Exact name of registrant as specified in charter)

New York	333-11961	25-0659306

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Mellon Center, Pittsburgh, Pennsylvania 15258-0001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (412) 234-5000

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events

      The tables attached hereto as Exhibit 19.1 (the “Updated Tables”) update the tables contained on pages 37 through 41 (the “Original Tables”) of the Mellon Bank Premium Finance Loan Master Trust Prospectus, dated December 12, 1996 (the “Prospectus”), which forms a part of the Registration Statement on Form S-3, No. 333-11961. The “Geographic Concentration” table appearing on pages 38 and 39 of the Prospectus has been updated to reflect the fact that additional states became Permitted States and that address changes for insureds have occurred. The table under the caption “Loan Loss Experience” has been updated to set forth loss experience for the Identified Portfolio for the one month periods ended January 31, 2000 and 1999, respectively, and the years ended December 31, 1999, 1998 and 1997 respectively. The table under the caption “Loan Delinquency Experience Following Cancellation” has been updated to add a new table to show delinquency experience for the Identified Portfolio for the one month periods ended January 31, 2000 and 1999, respectively, and the years ended December 31, 1999, 1998 and 1997 respectively. The table under the caption “Originators’ Portfolio Yield” has been updated to add a new table to show portfolio yield information for the Identified Portfolio for the one month periods ended January 31, 2000 and 1999, respectively, and the years ended December 31, 1999, 1998 and 1997 respectively. Capitalized but undefined terms used herein have the meanings set forth in the Prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS

      The Annualized Portfolio Yield for the one month period ended January 31, 2000 was 10.93% as compared to 10.92% for the one month period ended January 31, 1999, and was 10.21%, 11.30% and 11.29% for the years ended December 31, 1999, 1998 and 1997, respectively. There are two primary reasons for the decrease between 1999 on the one hand and 1998 and 1997 on the other hand. First, the cost of the Servicer’s funds was lower on average during 1999, and the Servicer has passed its lower costs on to its customers. Second, the Servicer’s increased marketing focus on larger loans, together with increased competition from insurance companies in extending financing terms for small and medium loans, resulted in a greater concentration of larger loans, generally at comparatively lower rates, in the portfolio.

      Net charge offs, as a percentage of the average outstanding principal balance of loans in the Identified Portfolio, decreased to 0.30% for the year ended December 31, 1999 from 0.41% for the year ended December 31, 1998. This decrease was the result of the Servicer’s increased marketing focus on larger loans, which have generally involved customers of higher credit quality.

      Net charge offs, as a percentage of the average outstanding principal balance of loans in the Identified Portfolio, increased to 0.41% for the year ended December 31, 1998 from 0.16% for the year ended December 31, 1997. This increased resulted from two factors.

      First, the Servicer’s policy is generally to charge off loans if uncollected 270 days after cancellation of the related insurance policy. As a result, in any period the percentage of charge-offs is affected by the delinquency profile of loans in the pool at the beginning of the period. A beginning of period pool characterized by delinquencies which are relatively low in number and/or of relatively short duration will tend to have, all other things being equal, a relatively lower percentage of charge-offs in the period. The Identified Portfolio was initially constituted in

December, 1996 with a bulk transfer of loans to the Trust. One of the requirements for the loans to be transferred was that the loans could not at the time of transfer have been delinquent for more than thirty days. Consequently, the Identified Portfolio at the beginning of the year ended December 31, 1997 (approximately two weeks after the initial transfer of loans to the Trust), contained a relatively low proportion of loans delinquent for more than thirty days. By comparison, the delinquency profile of the loans in the Identified Portfolio at the beginning of the year ended December 31, 1998 was not so affected by a bulk transfer of the non-delinquent loans shortly prior to the beginning of the period. As a consequence, the net charge-off percentage for the latter period increased.

      The increase in the net charge-off percentage also resulted from lower originations of new loans which, when compared to charge-offs resulting in part from higher originations in the prior period, yielded a higher charge-off percentage; economic pressures affecting the insurance industry, which resulted in insurance companies being more assertive in resisting making unearned premium refunds; the utilization of new insurance agents and increased extended payment terms, which resulted in increased risk of nonpayment; and higher levels of borrower bankruptcies. Net charge offs as a percentage of the average outstanding principal balance of loans declined from 0.41% in 1998 to 0.30% in 1999 primarily as a result of the Servicer’s increased marketing focus on larger loans, which have generally involved customers of higher credit quality.

      In the accompanying table “Originators’ Portfolio Yield/Identified Portfolio”, the Average Month Outstanding Principal Balance Receivables for the one month periods ended January 31, 2000 and 1999, respectively, and the years ended December 31, 1999, 1998 and 1997, respectively do not include amounts held on deposit during such periods in the Excess Funding Account, and the Interest and Fee Income does not include earnings on amounts so held on deposit. Funds were deposited in the Excess Funding Account in January, March, April, May, June, September and December 1998, January, February, March, April, May, June, September, October, November and December 1999 and January 2000 for the purpose of maintaining the required Minimum Transferor Interest under the Pooling and Servicing Agreement. If the amounts so held on deposit and the earnings on such amounts had been included in the table, the Average Revenue Yield for (1) the one month period ended January 31, 2000 would have been 10.60% as compared to 10.93%, (2) the one month period ended January 31, 1999 would have been 10.73% as compared to 10.92%, (3) the year ended December 31, 1999 would have been 10.06% as compared to 10.21% and (4) the year ended December 31, 1998 would have been 11.20% as compared to 11.30% set forth in the accompanying “Originators’ Portfolio Yield/Identified Portfolio” table.

      The Average Month Outstanding Principal Balance Receivables for the one month period ended January 31, 2000 (as defined) was $496,128,000 as compared to $520,603,000 for the one month period ended January 31, 1999, and $527,470,000, $536,913,000 and $562,229,000 for the years ended December 31, 1999, 1998 and 1997, respectively. The decrease has resulted primarily from a reduction in the overall market for premium finance loans as insurance companies have begun to extend financing terms to insureds. At January 31, 2000, the outstanding principal balance of Receivables was $534,129,404.10. At such date, no amounts were held in the Excess Funding Account. The Servicer’s business has historically been subject to a degree of seasonal fluctuation, which has affected month-end principal balances of Receivables held in the Trust. As a result of customers’ practices of renewing outstanding insurance policies during December or June of each year, the Servicer has in the past experienced reduced Receivables levels immediately following January and February, and immediately following July and August.

      As of June 30, 1998, the Pooling and Servicing Agreement was amended so as to permit the transfer to the Trust of Receivables represented by Premium Finance Agreements financing insurance policies which included policies written by Lloyds of London, subject to other limitations contained in the Pooling and Servicing Agreement. The amendment also confirms the prohibition of the transfer to the Trust of Receivables relating to any insurance carrier known to any of the Originators or the Transferor to be subject of any insolvency, receivership or other similar proceedings. The additional Receivables permitted by this amendment began to be transferred to the Trust on July 1, 1998.

      Reference is made to the disclosures as to year 2000 matters contained in periodic reports filed by Mellon Financial Corporation pursuant to the Securities Exchange Act of 1934.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (c) Exhibits

Exhibit No.

19.1	Updated Tables

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST (Registrant)

By: AFCO Credit Corporation, on behalf of Mellon Bank Premium Finance Loan Master Trust

/s/ C. Leonard O’Connell
By: Name: C. Leonard O’Connell Title: Senior Vice President, Treasurer and Chief Financial Officer

Date:	March 27, 2000

EXHIBIT INDEX

Exhibit Number	Description

19.1	Updated Tables